UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CareCloud, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The attached emails (Exhibits A, B and C) and text messages (Exhibit D) were sent to certain shareholders of the Company’s Series A Preferred Stock in connection with soliciting votes to approve an amendment to the Certificate of Designations, Preferences and Rights for the Series A Preferred Stock. The aforementioned documents follow in the attached exhibits.

Exhibit A

Subject: Your CCLDP Shares: Urgent Special Meeting Vote Deadline

Dear [Mr./Ms.                    ]:

Thank you for your support and for being one of our largest holders of Series A Preferred Stock (Nasdaq: CCLDP). We are quickly approaching an important special meeting vote deadline and our records indicate that as of the special meeting record date, you held at least [###] of shares of Series A Preferred Stock that remain unvoted.

While we are pleased to share that more than [##] % of the shares voted to-date are “FOR” the proposals, a passing vote will require a minimum number of votes to pass – we are getting close, but your vote is critical.

If you have not yet voted, please do one of the following to cast your vote:

●	Click VOTE NOW

●	or call 844-874-6164 to vote by phone

To learn more about the special proxy, please review the Series A Preferred special proxy filings, which are available on the SEC’s website and on the CareCloud website.

Please don’t hesitate to contact me via email (ir@carecloud.com) or on my mobile (732-873-1351) if you need assistance. Thank you for your continued support of CareCloud.

Sincerely,

NOTE: Please note that our proxy vote tallies take up to two business days to update. Therefore, if you have already voted, please accept both our apology for the inconvenience and our sincerest thank you for your participation. This communication is intended solely for holders of CareCloud’s Series A Preferred Stock who are eligible to vote at the special meeting currently scheduled for September 11, 2024. Please take the time to review all of the Series A Preferred Stock Special Proxy Filings carefully, which are available on the SEC’s website and at https://ir.carecloud.com/series-a-special-proxy, prior to submitting a proxy or voting in this matter. If you do not wish to receive communication from vote@carecloud.com, please reply “Unsubscribe”.

Exhibit B

Subject: CareCloud Series A Preferred Special Proxy Vote

Dear Shareholder:

Greetings. Our records show that as of the special meeting record date, you held at least [XXX} shares of Series A Preferred Stock (Nasdaq: CCLDP) that remain unvoted. Your participation is important to us in this decision-making process.

While we are pleased to share that more than [XX] % of the shares voted to-date are “FOR” both proposals, a passing vote will require a minimum quorum. We are close to the minimum quorum, but your vote is critical.

If you have not yet voted, please do one of the following to cast your vote:

●	Click VOTE NOW

●	Call 844-874-6164 to vote by phone

To learn more about the special proxy, please review the Series A Preferred special proxy filings, which are available on the SEC’s website and on the CareCloud website.

Finally, please note that you may be receiving more than one email to cast your vote, since you may hold multiple CCLDP shares in different accounts. Therefore, if you desire to vote ALL of your shares, it is important that you click “Vote Now” in each of the email(s) that you receive.

Please note that our proxy vote tallies take up to two business days to update. Therefore, if you have already voted, please accept both our apology for the inconvenience and our sincerest thank you for your participation.

Please don’t hesitate to contact me via email (ir@carecloud.com) or on my cell (732-873-1351) if you need assistance. Thank you for your continued support of CareCloud.

Sincerely,

NOTE: This communication is intended solely for holders of CareCloud’s Series A Preferred Stock who are eligible to vote at the special meeting currently scheduled for September 11, 2024. Please take the time to review all of the Series A Preferred Stock Special Proxy Filings carefully, which are available on the SEC’s website and at https://ir.carecloud.com/series-a-special-proxy, prior to submitting a proxy or voting in this matter. If you do not wish to receive communication from vote@carecloud.com, please reply “Unsubscribe”.

Exhibit C

Subject: International Shareholder - CareCloud Series A Preferred Special Proxy Vote

Dear International Shareholder:

Greetings. Our records show that as of the special meeting record date, you held at least [###] of shares of Series A Preferred Stock (Nasdaq: CCLDP) that remain unvoted. Your participation is important to us in this decision-making process.

While we are pleased to share that approximately [##] % of the shares voted to-date are “FOR” both proposals, a passing vote will require a minimum quorum. We are close to the minimum quorum, but your vote is critical.

If you have not yet voted, please do one of the following to cast your vote:

●	Click VOTE NOW

(Please Note: non-US shareholders should insert “12345” for zip code verification when voting online)

●	Call 844-874-6164 to vote by phone

To learn more about the special proxy, please review the Series A Preferred special proxy filings, which are available on the SEC’s website and on the CareCloud website.

Please note that our proxy vote tallies take up to two business days to update. Therefore, if you have already voted, please accept both our apology for the inconvenience and our sincerest thank you for your participation.

If you have any questions, don’t hesitate to contact us via email (ir@carecloud.com) or telephone (732-873-1351) if you need assistance. Thank you for your continued support of CareCloud.

Sincerely,

CareCloud Investor Relations Team

NOTE: This communication is intended solely for holders of CareCloud’s Series A Preferred Stock who are eligible to vote at the special meeting currently scheduled for September 11, 2024. Please take the time to review all of the Series A Preferred Stock Special Proxy Filings carefully, which are available on the SEC’s website and at https://ir.carecloud.com/series-a-special-proxy, prior to submitting a proxy or voting in this matter. If you do not wish to receive communication from vote@carecloud.com, please reply “Unsubscribe”.

Exhibit D

Text Messages:

Reminder for CareCloud Series A Preferred Shareholders:

Please vote on the special proxy if you haven’t yet. Your vote counts! Vote here: <Embed Unique Link>

Questions? Review the proxy materials: https://ir.carecloud.com/series-a-special-proxy

Thanks for your support. Text STOP to opt out.

Dear [Name]:

Our records indicate that we have not yet received your vote for the CareCloud Series A Preferred Stock Special Proxy.

Your vote counts! Please vote here:
http://vote.allianceadvisors.com/votes/d7ddc95864cb5989da9a5c2c7e993dc4a2092186

Did you know? [##] % of the shares voted to-date by proxy are “FOR” the proposals.

Questions? Review the full proxy materials:
https://ir.carecloud.com/series-a-special-proxy

Thanks for your support.
Text STOP to opt out